EXHIBIT 99.1

First Data Reports Second Quarter 2016 Financial Results

•	Q2 consolidated revenue of $2.9 billion, up 2%; up 3% excluding currency impacts

•	Q2 total segment revenue of $1.8 billion, up 2%; up 4% excluding currency impacts

•	Q2 net income of $152 million, improved $178 million; diluted EPS of $0.17

•	Q2 adjusted net income of $323 million, up 124%, driven by improved operating results and lower interest expense; adjusted diluted EPS of $0.35

•	Q2 total segment EBITDA of $746 million, up 6%; total segment EBITDA margin expanded 170 basis points to 41.5%

•	Q2 cash flow from operations of $522 million; free cash flow of $308 million

•	Year to date, total borrowings reduced $457 million and net debt reduced $300 million

NEW YORK, AUGUST 1, 2016 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology and solutions, today reported financial results for the second quarter ended June 30, 2016. Consolidated revenue for the second quarter was $2.9 billion, up 2% versus the prior year period, or up 3% excluding currency impacts. Total segment revenue was $1.8 billion for the quarter, up 2% versus the prior year period, or up 4% excluding currency impacts.

For the second quarter 2016, net income attributable to First Data was $152 million, which compares to a net loss of $26 million in the prior year period. Adjusted net income, which modifies net income for items such as debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs and other items, was $323 million (or $0.35 per diluted share), up $179 million versus the prior year period, driven by improved operating results and lower interest expense.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) in the second quarter 2016 was $746 million, up $44 million, or 6%, versus the prior year period, driven by revenue growth and expense management. Total segment EBITDA margin improved 170 basis points to 41.5% in the quarter.

“This quarter's results were highlighted by net income growth, healthy margin expansion and strong cash flow generation. We saw impressive growth in Global Financial Solutions and in Latin America, and continued client momentum in the enterprise space,” said First Data

Chairman and CEO Frank Bisignano. “We continue to implement and scale a number of strategic initiatives in our North American merchant business and remain confident these will drive visible improvement,” Bisignano added.

Segment Results

Global Business Solutions (GBS)

Second quarter 2016 GBS segment revenue was $1.0 billion, down 2% versus the prior year period, or flat on a constant currency basis. Within geographic regions, North America revenue of $815 million declined 2% versus the prior year period as 7% transaction growth was offset by a decline in blended yield. EMEA revenue was $140 million, up 1%, or up 2% on a constant currency basis, primarily driven by transaction growth offset by a lower blended yield. Latin America revenue was up 5%, or up 44% on a constant currency basis, driven by strong results in Brazil and Argentina. APAC revenue was down 7%, or down 2% on a constant currency basis.

Second quarter 2016 GBS segment expenses were $589 million, down 2% versus the prior year period, benefiting from foreign exchange and expense reduction actions.

Second quarter 2016 GBS segment EBITDA was $448 million, down 1% versus the prior year period. Segment EBITDA margin improved 20 basis points to 43.2% in the quarter.

Global Financial Solutions (GFS)

Second quarter 2016 GFS segment revenue was $395 million, up 12% versus the prior year period, or up 14% on a constant currency basis. Within geographic regions, North America revenue of $236 million was up 14%, driven by new business and internal growth in credit and retail processing and output services. North America GFS card accounts on file grew 14% year over year. EMEA revenue was $108 million, up 5%, or up 8% on a constant currency basis. Latin America revenue was up 24%, or up 46% on a constant currency basis, driven by growth in Argentina. APAC revenue was up 11%, or up 14% on a constant currency basis.

Second quarter 2016 GFS segment expenses were $235 million, up 3% versus the prior year period, as variable expense growth was partially offset by foreign exchange and expense reduction actions.

Second quarter 2016 GFS segment EBITDA was $160 million, up 29% versus the prior year period. Segment EBITDA margin improved 540 basis points to 40.5% in the quarter.

Network & Security Solutions (NSS)

Second quarter 2016 NSS segment revenue was $366 million, up 3% versus the prior year period. Revenue growth in the quarter was primarily driven by growth in security solutions and stored value. EFT network revenue was down modestly as growth in STAR network revenue was offset by a decline in debit/ATM processing revenues.

Second quarter 2016 NSS segment expenses were $200 million, flat versus the prior year period.

Second quarter 2016 NSS segment EBITDA was $166 million, up 6% versus the prior year period. Segment EBITDA margin improved 160 basis points to 45.4% in the quarter.

Cash Flow

In the second quarter 2016, cash flow from operations was $522 million, versus $555 million in the prior year period. Free cash flow, which First Data defines as cash flow from operations less capital expenditures and distributions to minority interests, was $308 million in the current quarter, versus $316 million in the prior year period. The benefits from improved operating results, working capital, lower capital expenditures and a lower average cost of debt in the current period were offset by a $109 million increase in cash interest payments due to the change in timing of semi-annual coupon payments.

In the first six months of 2016, cash flow from operations was $908 million, up $455 million from $453 million in the first six months of 2015. In the first six months of 2016, free cash flow was $519 million, up $513 million from $6 million in the first six months of 2015. The increase in both measures was primarily driven by improved operating results and reduced cash interest payments.

Capital Structure

During the second quarter, First Data refinanced $1.4 billion of its 2018 term loans, extending the maturities to 2022. The company now has no material maturities until 2020.

Total borrowings at June 30, 2016 were reduced to $19.1 billion, from $19.6 billion at year end 2015. Net debt at June 30, 2016 was reduced to $19.0 billion, from $19.3 billion at year end 2015.

First Data estimates 2016 full year cash interest expense of approximately $1.0 billion.

Non-GAAP Measures

To supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, total segment EBITDA margin, adjusted net income, adjusted net income per diluted share, free cash flow and net debt. The company has included non-GAAP measures because management believes that they help to facilitate comparisons of the company's operating results between periods. The company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In disclosing year-over-year comparisons, the company has chosen to present non-GAAP measures because it believes that these measures provide users of our financial statements a consistent basis for reviewing the company's performance across different periods.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures can be found in the tables included in this press release.

The company excludes certain items and other adjustments from total segment revenue, total segment expense, total segment EBITDA, total segment EBITDA margin, adjusted net income and adjusted net income per diluted share. See reconciliations for a complete list of items excluded from non-GAAP measures.

The company uses free cash flow, a non-GAAP measure. Free cash flow is defined as cash flow used in/provided by operating activities less capital expenditures and distributions to minority interest. The company considers free cash flow to be a liquidity measure that provides useful information to management and users of our financial statements about the amount of cash generated by the business which can then be used to, among other things, reduce debt outstanding.

The company also uses net debt, a non-GAAP measure. Net debt is defined as total long-term borrowings plus short-term and current portion of long-term borrowings, at par value, excluding lines of credit used for settlement purposes, less cash and cash equivalents. The company believes that net debt provides additional insight on its level and management of leverage.

Certain revenue measures in this release are presented excluding the estimated impact of foreign currency changes (constant currency). To present this information, monthly results in the current period for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding month of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Once translated, each month in the period is added together to calculate the constant currency current period results. The company believes that revenue growth is a key indication of how First Data is progressing from period to period and the non-GAAP constant currency financial measure is useful to investors, lenders and other creditors because such information enables them to measure the impact of currency fluctuations on the company's revenue from period to period.

Investor Conference Call

The company will host a conference call and webcast on Monday, August 1, 2016, at 8 a.m. ET to review the second quarter 2016 financial results.

To listen to the call, dial +1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.); passcode 8244642, at least 10 minutes prior to the start of the call. The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com where an accompanying slide presentation will also be available.

A replay of the call will be available through September 1, 2016, at +1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.); passcode 10087896 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and 4,000 financial institutions in 118 countries around the world. The company’s 24,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 2,500 transactions per second and $1.9 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Liidia Liuksila Public Relations First Data 212-515-0174 Liidia.Liuksila@firstdata.com

First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions, except shares and per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Change	Constant Currency % Change	2016	2015	% Change	Constant Currency % Change
Revenues:
Transaction and processing service fees (a)	$1,669	$1,667	—%	1%	$3,260	$3,233	1%	2%
Product sales and other (a)	307	279	10%	14%	586	535	10%	14%
Total revenues (excluding reimbursable items)	1,976	1,946	2%	3%	3,846	3,768	2%	4%
Reimbursable PIN debit fees, postage, and other	952	926	3%	3%	1,859	1,799	3%	3%
Total revenues	2,928	2,872	2%	3%	5,705	5,567	2%	4%
Expenses:
Cost of services	698	655	7%		1,429	1,369	4%
Cost of products sold	86	85	1%		164	161	2%
Selling, general, and administrative	500	526	(5)%		1,064	1,046	2%
Depreciation and amortization	238	252	(6)%		476	503	(5)%
Other operating expense	24	19	26%		45	20	125%
Total expenses (excluding reimbursable items)	1,546	1,537	1%		3,178	3,099	3%
Reimbursable PIN debit fees, postage, and other	952	926	3%		1,859	1,799	3%
Total expenses	2,498	2,463	1%		5,037	4,898	3%
Operating profit	430	409	5%		668	669	—%
Interest expense, net	(284)	(405)	(30)%		(547)	(811)	(33)%
Loss on debt extinguishment	(9)	—	NM		(55)	—	NM
Other income (expense)	38	(24)	NM		44	11	NM
Income (loss) before income taxes and equity earnings in affiliates	175	(20)	NM		110	(131)	NM
Income tax expense	28	10	NM		33	13	NM
Equity earnings in affiliates	68	63	8%		132	114	16%
Net income (loss)	215	33	NM		209	(30)	NM
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	63	59	7%		113	108	5%
Net income (loss) attributable to First Data Corporation	$152	$(26)	NM		$96	$(138)	NM

Net income (loss) per share:
Basic	$0.17	$(26,000)			$0.11	$(138,000)
Diluted	$0.17	$(26,000)			$0.10	$(138,000)

Weighted-average common shares outstanding:
Basic	899,874,086	1,000			897,798,717	1,000
Diluted	914,428,682	1,000			916,324,626	1,000

(a)
Includes processing fees, administrative service fees, and other fees charged to merchant alliances accounted for under the equity method of $45 million and $98 million for the three and six ended June 30, 2016, respectively, and $48 million and $98 million for the comparable periods in 2015.

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	June 30, 2016	December 31, 2015

Cash and cash equivalents	$282	$429
Settlement assets	8,506	8,150
Total assets	34,249	34,362

Short-term and current portion of long-term borrowings	308	856
Settlement obligations	8,506	8,150
Long-term borrowings	18,828	18,737
Total liabilities	30,430	30,625

Redeemable noncontrolling interest	74	77

Total First Data Corporation stockholders' equity	797	668
Noncontrolling interests	2,948	2,992
Total equity	3,745	3,660

SELECTED CONSOLIDATED CASH FLOW DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Source/(Use) of cash
Net cash provided by operating activities	$522	$555	$908	$453
Net cash used in investing activities	(87)	(220)	(210)	(387)
Net cash used in financing activities	(450)	(323)	(823)	(70)
Supplemental cash flow data
Cash interest payments on long-term debt (a)	$294	$185	$480	$746

(a)	For purposes of this schedule, cash interest payments on long-term debt excludes interest on capital leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Change	Constant Currency % Change	2016	2015	% Change	Constant Currency % Change
Consolidated Revenues	$2,928	$2,872	2%		$5,705	$5,567	2%
Adjustments:
Non wholly owned entities (a)	(20)	(20)	—%		(34)	(40)	(15)%
Independent Sales Organization (ISO) commission expense (b)	(158)	(161)	(2)%		(321)	(308)	4%
Reimbursable PIN debit fees, postage, and other	(952)	(926)	3%		(1,859)	(1,799)	3%
Total Segment Revenues	$1,798	$1,765	2%	4%	$3,491	$3,420	2%	4%

Segment Revenues:
Global Business Solutions	$1,037	$1,056	(2)%	—%	$1,992	$2,018	(1)%	1%
Global Financial Solutions	395	353	12%	14%	781	710	10%	13%
Network & Security Solutions	366	356	3%	3%	718	692	4%	4%

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	% Change		2016	2015	% Change
Consolidated Expenses	$2,498	$2,463	1%		$5,037	$4,898	3%
Adjustments:
Non wholly owned entities (a)	(18)	(18)	—%		(36)	(33)	9%
Independent Sales Organization (ISO) commission expense (b)	(158)	(161)	(2)%		(321)	(308)	4%
Reimbursable PIN debit fees, postage and other	(952)	(926)	3%		(1,859)	(1,799)	3%
Depreciation and amortization	(238)	(252)	(6)%		(476)	(503)	(5)%
Stock-based compensation	(56)	(16)	250%		(171)	(23)	643%
Other (c)	(24)	(27)	(11)%		(65)	(77)	(16)%
Total Segment Expenses	$1,052	$1,063	(1)%		$2,109	$2,155	(2)%

Segment Expenses:
Global Business Solutions	$589	$602	(2)%		$1,168	$1,204	(3)%
Global Financial Solutions	235	229	3%		466	467	—%
Network & Security Solutions	200	200	—%		401	406	(1)%
Corporate	28	32	(13)%		74	78	(5)%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net income (loss) attributable to First Data Corporation	$152	$(26)	NM	$96	$(138)	(170)%
Adjustments:
Non wholly owned entities (a)	(7)	(6)	17%	(17)	(13)	31%
Depreciation and amortization	238	252	(6)%	476	503	(5)%
Interest expense, net	284	405	(30)%	547	811	(33)%
Loss on debt extinguishment	9	—	NM	55	—	NM
Other items (d)	(14)	51	NM	21	66	NM
Income tax expense	28	10	NM	33	13	NM
Stock-based compensation	56	16	NM	171	23	NM
Total Segment EBITDA	$746	$702	6%	$1,382	$1,265	9%

Segment EBITDA:
Global Business Solutions	$448	$454	(1)%	$824	$814	1%
Global Financial Solutions	160	124	29%	315	243	30%
Network & Security Solutions	166	156	6%	317	286	11%
Corporate	(28)	(32)	(13)%	(74)	(78)	(5)%

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For segment revenues, segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue. In addition, our segment measures reflect revenue-based commission payments to Independent Sales Organizations (ISOs).

(b)	Independent Sales Organization commissions are presented within Selling, general, and administrative expense in the unaudited consolidated statements of operations.

(c)	Restructuring, non-normal course litigation and regulatory settlements, asset impairments, and debt issuance costs.

(d)
Items noted within (c) above and "Other income (expense)" as presented in the unaudited consolidated statements of operations, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses), and Kohlberg Kravis Roberts & Co. (KKR) related items. KKR related items represent KKR annual sponsorship fees for management, consulting, financial and other advisory services. Upon completing the IPO in October 2015, the company is no longer obligated to pay KKR annual sponsorship fees.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except shares and per share data)

ADJUSTED NET INCOME RECONCILIATION

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net income (loss) attributable to First Data Corporation	$152	$(26)	NM	$96	$(138)	NM
Adjustments:
Stock-based compensation	56	16	NM	171	23	NM
Loss on debt extinguishment (a)	9	—	NM	55	—	NM
Mark-to-market adjustment for derivatives and euro-denominated debt (b)	1	33	(97)%	5	(33)	NM
Amortization of acquisition intangibles and deferred financing costs (c)	106	146	(27)%	214	294	(27)%
Gain on Visa Europe share sale	(29)	—	NM	(29)	—	NM
Restructuring, impairment, litigation, and other (d)	34	11	NM	51	67	NM
Income tax on above items (e)	(6)	(36)	(83)%	(20)	(34)	(41)%
Adjusted net income	$323	$144	124%	$543	$179	203%

Adjusted net income per share:
Basic	$0.36	$144,000		$0.60	$179,000
Diluted	$0.35	$144,000		$0.59	$179,000

Weighted-average common shares used to compute adjusted net income per share:
Basic	899,874,086	1,000		897,798,717	1,000
Diluted	914,428,682	1,000		916,324,626	1,000

(a)	Represents costs associated with debt refinancing on extinguished debt.

(b)	Represents mark-to-market activity related to our undesignated hedges, ineffectiveness of our designated hedges, and mark-to-market activity on our euro-denominated debt held in the United States.

(c)
Represents amortization of intangibles established in connection with the 2007 Merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This line also includes amortization related to deferred financing costs.

(d)
Represents restructuring, impairments, non-normal course litigation and regulatory settlements, investments gains (losses), fees paid on debt modifications, and divestitures, as applicable to the periods presented.

(e)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions. Due to these factors, the effective tax rates for the adjustments to our GAAP income before income taxes, for the three and six months ended June 30, 2016 were 3.4% and 4.3%, respectively. The effective tax rates for the three and six months ended June 30, 2015 were 17.5% and 9.7%, respectively.

FREE CASH FLOW RECONCILIATION

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change

Net cash provided by operating activities	$522	$555	(6)%	$908	$453	100%
Capital expenditures	(115)	(139)	(17)%	(232)	(284)	(18)%
Distribution to minority interest	(99)	(100)	(1)%	(157)	(163)	(4)%
Free cash flow	$308	$316	(3)%	$519	$6	NM

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except shares and per share data)

NET DEBT RECONCILIATION

	As of	As of
	June 30, 2016	December 31, 2015
Total long-term borrowings	$18,828	$18,737
Total short-term and current portion of long-term borrowings	308	856
Total borrowings	19,136	19,593
Unamortized discount and unamortized deferred financing costs	184	184
Total borrowings at par	19,320	19,777
Less: Settlement lines of credit and other arrangements	(33)	(43)
Gross debt	19,287	19,734
Less: Cash and cash equivalents	(282)	(429)
Net debt	$19,005	$19,305

First Data Corporation
Operating Data
(Unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
GBS:
North America merchant transactions (a)	11,743	10,990	7%	22,487	21,005	7%
International merchant transactions (b)	1,948	1,695	15%	3,714	3,244	14%

GFS:
North America card accounts on file (c)				826	726	14%
International card accounts on file (d)				140	126	11%

NSS:
Network transactions (EFT and Stored Value) (e)	4,911	4,752	3%	9,675	9,167	6%

(a)
North American merchant transactions include acquired Visa and MasterCard credit and signature debit, American Express and Discover, PIN-debit, electronic benefits transactions, processed-only and gateway customer transactions at the POS. North American merchant transactions reflect 100% of alliance transactions.

(b)
International transactions include Visa, MasterCard, and other payment network merchant acquiring transactions for clients outside the U.S. and Canada. Transactions include credit, signature debit, PIN-debit POS, POS gateway, and ATM transactions.

(c)	North America card accounts on file reflect the total number of bankcard credit and retail credit accounts as of the end of the periods presented.

(d)	International card accounts on file reflect the total number of bankcard and retail accounts outside the United States and Canada as of the end of the periods presented.

(e)	Network transactions include the debit issuer processing transactions, STAR Network issuer transactions, and closed loop and open loop POS transactions.

First Data Corporation
Forward Looking Statements

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Certain matters we discuss in our public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings before net interest expense, income taxes, depreciation, and amortization (EBITDA), earnings, margins, growth rates, and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following: (1) adverse impacts from global economic, political, and other conditions affecting trends in consumer, business, and government spending; (2) our ability to anticipate and respond to changing industry trends, including technological changes and increasing competition; (3) our ability to successfully renew existing client contracts on favorable terms and obtain new clients; (4) our ability to prevent a material breach of security of any of our systems; (5) our ability to implement and improve processing systems to provide new products, improve functionality, and increase efficiencies; (6) our merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others; (7) credit and fraud risks in our business units and merchant alliances, particularly in the context of eCommerce and mobile markets; (8) consolidation among financial institution clients or other client groups that impacts our client relationships; (9) our ability to improve our profitability and maintain flexibility in our capital resources through the implementation of cost savings initiatives; (10) our ability to successfully value and integrate acquired businesses, including those outside of the United States; (11) our high degree of leverage; (12) adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise; (13) changes in the interest rate environment that increase interest on our borrowings or the interest rate at which we can refinance our borrowings; (14) the impact of new laws, regulations, credit card association rules, or other industry standards; and (15) new lawsuits, investigations, or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings,  and various other factors set forth in our Annual Report on Form 10-K for the period ended December 31, 2015, including but not limited to, Item 1 - Business, Item 1A - Risk Factors, and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations. Except as required by law, we do not intend to revise or update any forward-looking statement as a result of new information, future developments or otherwise.